Nicholas Financial, Inc. (NASDAQ: NICK) 2019 Annual Shareholders General Meeting August 29, 2019 Exhibit 99.1

Material Events and Accomplishments (through FY 2020 Q1 June 30, 2019) Converted to GOLDPoint Servicing Platform Closed the ARES Facility Reverted Charge-Off and Servicing Policy to 121+ from 181+ Produced Positive Tax Season Results Executed Cost-Savings Strategy RE: Branch Network Continued Direct Loan Program Development Continued Revenue Build through Ancillary Products Initiated Expansion Efforts in Select Markets Initiated 1st Acquisition in NFI History 2019 Annual Shareholder General Meeting

Loss Trend Analysis (FY Q4 / Calendar Q1) 2019 Annual Shareholder General Meeting

Loss Trend Analysis (FY Q1 / Calendar Q2) 2019 Annual Shareholder General Meeting

Loss Trend Analysis (FY Q2 / Calendar Q3) 2019 Annual Shareholder General Meeting

3 Year Indirect Delinquency Comparison 2019 Annual Shareholder General Meeting

Use of Extensions / Deferrals 2019 Annual Shareholder General Meeting

Use of Extensions / Deferrals 2019 Annual Shareholder General Meeting

Use of Extensions / Deferrals 2019 Annual Shareholder General Meeting

Indirect Originations Year over Year 2019 Annual Shareholder General Meeting

Direct Loan Originations 2019 Annual Shareholder General Meeting

Metrolina Acquisition 2019 Annual Shareholder General Meeting As of June 30, 2019 Acquisitions: Number of branches acquired through business combinations 3 Purchase price $ 20,501,000 Tangible Assets: Finance receivable, net 20,097,000 Other assets 124,000 Assumed liabilities (155,000) Total net tangible assets 20,066,000 Excess of purchase price over carrying value of net tangible assets $ 435,000

What next? Increased Quotas for Existing Operations Direct Loan Expansion Network Expansion / New States Open to Acquisitions 2019 Annual Shareholder General Meeting

Questions? 2019 Annual Shareholder General Meeting